Exhibit 99.1

 UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF OPERATIONS

 For the Twelve Months Ended January 31, 2013

	(A)	(B)		(C)
	Streamline	Meta Health		Meta Health	(A) + (B) + (C)
	Health Solutions, Inc.	Technology, Inc.		Technology, Inc.	Pro Forma
	As Reported	As Reported		Pro Forma	Combined
	Jan 31, 2013	Aug 16, 2012		Adjustments	(D)

Revenue	$23,766,803	$5,704,122			$29,470,925

Operating expenses:
Cost of sales	11,592,952	1,425,111			13,018,063

			(e)	883,968
			(d)	(796,735)
Selling, general and administrative	10,060,469	2,874,016			13,021,717
Product research and development	2,948,313	1,623,051			4,571,364
Total operating expenses	24,601,734	5,922,177		87,233	30,611,143
Operating profit (loss)	(834,931)	(218,055)		(87,233)	(1,140,218)

Interest income	—

			(f)	(554,451)
			(g)	(402,975)
			(c)	(166,131)
			(b)	(992,302)
Interest Expense	(1,957,010)	—	(a)	267,135	(6,805,018)
Other Income (expense), net	(5,475,325)	878,706			(4,596,619)
Tax (provision) benefit	2,888,537	(285,984)	(i)	(2,999,284)	2,602,553
Net earnings (loss)	$(5,378,729)	$374,668		$(4,935,241)	$(9,939,302)

Less: Deemed dividend of preferred shares	$(176,048)		(h)	$(274,422)	$(450,470)
Net earnings (loss) attributed to common shareholders	$(5,554,777)	$374,668		$(5,209,663)	$(10,389,772)

Basic Loss per common share	$(0.48)				$(0.88)
Number of shares used in Basic per share computation	11,634,540				11,831,981

Diluted Loss per common share	$(0.48)				$(0.88)
Number of shares used in Diluted per share computation	11,634,540				11,831,981

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF EARNINGS

For the year ended January 31, 2013

	Meta Health Technology, Inc. Pro Forma Condensed Combined Statement of Earnings Adjustments:

(a)	To remove historical interest expense on term loan re-financed as part of acquisition

		YTD 8/16/12

	$ 4,120,000 at 12% annually	$(267,135)

(b)

To record interest expense on the $5,000,000 senior term loan and the $9,000,000 subordinated term loan used to finance the Meta Health Technology acquisition and the commitment fee on the $5,000,000 re-financed revolving line of credit

		YTD 8/16/12

	$ 5,000,000 term loan at Libor plus 5.5%	$154,802
	$ 9,000,000 term loan at 10% plus 7% success fee	826,694
	$ 5,000,000 Revolver with 0.04% commitment fee	10,806
	Total Interest expense	$992,302

(c)	To record amortization of deferred financing costs related to the debt refinancing and PIPE transaction:

		YTD 8/16/12
	Total deferred financing costs $ 1,795,374 24 month amortization

	Amortization expense	$166,131

(d)	To remove historical transaction related expenses

		YTD 8/16/12

	Transaction expense	$(796,735)

(e)	To record the Meta Health identifiable intangible assets as follows:

			Amount	Useful life
	Supplier agreements		$1,582,000	5 years
	Customer relationships		4,464,000	10 years
	Non-compete agreements		720,000	5 years
	Internally developed software		3,646,000	5 years
	Trade name		1,588,000	N/A
	Goodwill		3,241,447	N/A

	Total		$15,241,447

The amortization of the customer relationships intangible asset was calculated using the estimated economic benefit of the cash flow of that intangible asset over its estimated useful life, which results in an accelerated amortization rather than amortization on a straight line basis.

	Amortization expense over the next five years is expected to be as follows:

	Year ended January 31,	2013	537,611
		2014	520,914
		2015	518,103
		2016	478,314
		2017	441,518

			YTD 8/16/12

	Amortization expense		$883,968

(f)

To record the amortization of the convertible subordinated note discount over the period from the issue date to the stated redemption date. The amortization expense was calculated using the effective interest method.

			YTD 8/16/12

	Amortization of debt discount		$(554,451)

(g)	To record interest on convertible subordinated note issued as part of equity transaction

	Principal value of 12%convertible subordinated note
	Interest is payable 30 days in arrears, with 6% of interest due in cash, and 6% (or in half) compounded over the life of the note. Interest was calculated using the effective interest method.

			YTD 8/16/12

	Interest expense		$(402,975)

(h)	To record deemed dividends on preferred shares

	The deemed dividends is calculated based on the Preferred share discount and the beneficial conversion feature less the unamortized transaction costs.

			YTD 8/16/12

	Dividends		$(274,422)

(i)	To remove the tax benefit resulting from the acquisition due to net operating loss carryforwards.

			YTD 8/16/12

			$(2,999,284)